Ceska sporitelna, a. s.
Prague Central Office
Loan Department
Section of Loan Transactions


This day, month, and year, with reference to Section 289 and following provisions of the Act No. 513/1991 Coll., as later amended (hereinafter referred to as "Commercial Code"),

Ceska sporitelna, a. s., with the registered office at Prague 1, Na Prikope 29, 113 98, OIN: 45 24 47 82, represented by JUDR. Karel Kotrba, the Vice-Chairman of the Board of Directors and the First Deputy to the General Director and JUDR. Rudolf Hanus, the Member of the Board of Directors and the Deputy to the General Director

(hereinafter called "the Authorized Party")

                                       and

CME Media Enterprises B. V., with the registered office at Amsterdam, the Netherlands, Leidseplein 29, represented by Leonard Martin Fertig, Managing Director

(hereinafter called "the Committed Party")

(hereinafter jointly called "the Parties")

enter into the following


                         AGREEMENT ON A FUTURE AGREEMENT

                                       I.

The Parties state that on this day, month, and year, they have already closed:

a) the Agreement on Transfer of the Participation Interest, in which the Authorized Party transfers to the Committed Party a parts of the Participation Interest in Ceska nezavisla televizni spolecnost, limited liability company, with


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its registered office at Prague 1, Vladislavova 20, OIN: 49 61 66 68
(hereinafter only "Television Company"), which share is representative of the contribution of 80,000,000 CZK (in words: eighty million Czech crowns), and in which the Parties have agreed on the option right of the Committed Party to the remaining part of the Participation Interest of the Authorized Party in the Television Company which is representative of the contribution of 8,000,000 CZK (in words: eight million Czech crowns) (hereinafter only "Agreement on Transfer of Participation Interest")

b) the Loan Agreement subject to which the Authorized Party undertakes to confer on the Committed Party an investment loan which is to be used for covering of a portion of compensation for the transfer of the Participation Interest in accordance with the Agreement on Transfer of the Participation Interest (hereinafter only "Loan Agreement")

                                       II.

1. The Parties have agreed that by the 90th (in words: ninetieth) day following the date on which this Agreement takes effect the Parties enter into an Agreement on Transfer of a Part of the Participation Interest of the Committed Party in the Television Company, which is equal to the capital contribution of 80,000,000 CZK (in words: eighty million Czech Crowns), whereby the Committed Party will transfer to the Authorized party that part of the Participation Interest at a price that will be equal to the market price of the part of the Participation Interest in the Television Company as determined by an independent internationally recognized auditor agreed upon by both Parties, but which price shall in no case be lower than the price that the Committed Party has paid to the Authorized Party at the date of signing of the Agreement on Transfer of an Participation Interest.

2. The Parties have agreed that if the option as per Article I. a) of this Agreement is exercised, then by the 90th (in words: ninetieth) day following the date on which this Agreement has become effective the Parties shall enter into an Agreement on Transfer of a Part of Participation Interest of the Committed Party in the Television Company, which is equal to the capital contribution of 88,000,000 CZK (in words: eighty eight million Czech Crowns), whereby the Committed Party will transfer to the Authorized party that part of the Participation Interest at a price that will be equal to the market price of the part of the Participation Interest in the Television Company as determined by an independent internationally recognized auditor agreed upon by both the Parties, but which price will in no case be lower than the price that the Committed Party has paid to the Authorized Party at the date of the signing of the Agreement on Transfer of an Participation Interest.

                                      III.

For the purpose of closing the Agreement as per Article II. of this Agreement, the Parties undertake to develop the necessary cooperation, to make necessary decisions, and to take any additional necessary steps.

                                       IV.

If the Committed Party fails to fulfill the commitment to close the Agreement as per Article II. of this Agreement or any other commitments as per Article II., the Authorized Party can demand that the contents of the Agreement be determined by the Court with jurisdiction or by a person designated by the Authorized Party.

                                       V.

In the event that the Committed Party refuses to enter with the Authorized Party into the Agreement under Article II hereof or if the Committed Party refuses to enter into such an Agreement under the conditions and terms set forth in Article II., or in the event that the Committed Party fails to receive the required consent of the Participants, the Television Company's bodies, or other authorities whose approval may be necessary for the closing of such an Agreement on Transfer of an Participation Interest to the Authorized Party, the Committed Party undertakes to pay the Authorized Party a contractual penalty in the amount of the non repaid portion of the Loan extended by the Authorized Party to the Committed Party in accordance with the Loan Agreement, including accessories.

                                       VI.

1. This Agreement is governed by the laws of the Czech Republic.

2. Arbitration Clause:


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2.1 All property disputes between the Parties that may arise from or in connection with this Agreement including its breach, validity, and rights in connection therewith and that could be settled by conciliation in accordance with the provisions of Section 99 of the Civil Court Proceedings Rules, will be finally decided in accordance with the Act No. 216/1994 Coll., on Arbitration proceedings and on Implementation of Arbitration Awards, will be resolved by three arbitrators.

2.2 Each Party shall appoint one arbitrator, and the appointed arbitrators shall designate one presiding arbitrator. If the Party that should appoint an arbitrator fails to do so within thirty days following the receipt of a notice by the other party, or if the appointed arbitrators are unable to agree on the person of the presiding arbitrator within the same period of time, the arbitrator or the presiding arbitrator will be appointed by Court.

2.3 Arbitration proceedings shall be held in Prague.

2.4 In making the decision, the arbitrators shall follow the Czech Republic substantive law applicable to such dispute, but they can decide the dispute in accordance with the equity principles, for which application they have the expressed authorization of the Parties.

2.5 The Parties undertake to respect the announced arbitration award, and to fulfill it immediately.

3. This Agreement has been made in the Czech and English languages however the Czech version shall prevail.

                                      VII.

This Agreement enters into force on the date of its signing by both the Parties. The Agreement takes effect on the fruitless expiration of the 180th (in words: one hundred eightieth) day following the date as of which the Committed Party should have paid but failed to pay an installment stipulated for the repayment of the extended Loan under the Loan Agreement.

                                      VIII.

Any changes to this Agreement can be made in writing only, in the form of supplements subject the consent of both the Parties. This Agreement has been executed in two copies in each language version, having the validity of the original, and each Party will receive one copy of each version.

                                       IX.

The Parties confirm that this Agreement expresses their true and free will to fulfill the aforementioned arrangements. The Parties declare that they have read this Agreement, that they agree to its content, and that this Agreement was not negotiated under duress or under unilaterally unfavorable conditions. In evidence whereof, the authorized representatives of the Parties affix their signatures hereto.

In Prague on August 1, 1996

     for the Authorized Party          for the Committed Party
     Ceska sporitelna, a. s.           CME MEDIA ENTERPRISES B. V.
     with the registered office        with the registered office
     at Prague 1, Na Prikope 29 in the Netherlands, Amsterdam,
                                       Leidseplein 29


________________________________       ___________________________
JUDR. Karel Kotrba                     Leonard Martin Fertig
Vice-Chairman of the Board of          Managing Director
Directors and the First Deputy
to the General Director


________________________________
JUDR. Rudolf Hanus
Member of the Board of Directors
and the Deputy to the General Director


I hereby certify that this photocopy is a true and exact copy of the produced original o 4 pages.

Notary's office, Prague 1, Jindrisska 20
date: 1 August 1996

/Signature/                /Seal/
Mgr. Petr Michal           Mgr. Sarka Zwierzynova
Assistant notary           Notary in Prague
by authorization of
the Notary in Prague
Sarka Zwierzynova


                              --------------------


I, the undersigned sworn interpreter of English language (appointed by the Decree of Minister of Justice, Ref.No.1940/85), hereby certify that the above is a true and exact translation of the Document written in the Czech language and attached hereto.


In Prague                                   Petr Rezac
Date, August 2, 1996                        Severovychodni-VI 629/9
                                            141 00 Prague 4
                                            Tel./Fax No. 02/764457